Exhibit 10.38

HAMILTON BEACH BRANDS HOLDING COMPANY

SUPPLEMENTAL EXECUTIVE LONG-TERM INCENTIVE BONUS PLAN

Hamilton Beach Brands Holding Company (the “Company”) does hereby adopt this Hamilton Beach Brands Holding Company Supplemental Executive Long-Term Incentive Bonus Plan (the “Plan”) to be effective as of, and contingent upon, the “Spin-Off Date,” as such term is defined in the 2017 Separation Agreement between NACCO Industries, Inc. and Hamilton Beach Brands Holding Company (the “Effective Date”).

1.	Purpose of the Plan

The purpose of this Supplemental Executive Long-Term Incentive Bonus Plan (the “Plan”) is to further the long-term profits and growth of Hamilton Beach Brands Holding Company (the “Company”) by enabling the Company and/or its subsidiaries (together with the Company, the “Employers”) to attract, retain and reward employees of the Employers by providing a long-term incentive compensation opportunity to those employees who the Committee determines are in a position to make contributions to such profits and growth. This incentive compensation is in addition to annual compensation and other long-term incentive compensation and is intended to reward extraordinary individual effort and/or results and encourage enhancement of the Company’s stockholder value.

2.	Definitions

(a)	“Average Award Share Price” means the lesser of (i) the average of the closing price per share of Class A Common Stock on the New York Stock Exchange, or, if not listed on such exchange, on any other national securities exchange on which the shares of Class A Common Stock are listed, on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week during the calendar year preceding the commencement of the Award Year (or such other previous period as determined in advance by the Committee) or (ii) the average of the closing price per share of Class A Common Stock on the New York Stock Exchange, or, if not listed on such exchange, on any other national securities exchange on which the shares of Class A Common Stock are listed, on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the applicable Award Year. Notwithstanding the foregoing, for each of the 2017 and 2018 Award Years “Average Award Share Price” shall have the meaning determined by the Committee for such Award Years.

(b)	“Award” means an award paid to a Participant under this Plan for an Award Year (if any) in an amount determined by the Committee. The Committee shall allocate the amount of an Award between the cash component, to be paid in cash, and the equity component, to be paid in Award Shares.

(c)	“Award Shares” means fully-paid, non-assessable shares of Class A Common Stock that are issued or transferred pursuant to, and with such restrictions as are imposed by, the terms of this Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing and, in the discretion of the Company, may be issued as certificated or uncertificated shares.

(d)	“Award Year” means the calendar year on which an Award is based.

(e)	“Class A Common Stock” means the Company’s Class A Common Stock, par value $0.01 per share, or any security into which such Class A Common Stock may be changed by reason of any transaction or event of the type referred to in Section 7(b) of this Plan.

(f)	“Code” means the Internal Revenue Code of 1986, as amended.

(g)	“Committee” means the Compensation Committee of the Company’s Board of Directors or any other committee appointed by the Company’s Board of Directors to administer this Plan in accordance with Section 3.

(h)	“Participant” means any person who is classified as a salaried employee of the Employers on a U.S. payroll who, in the judgment of the Committee, contributed to the profits or growth of the Employers during an Award Year.

(i)	“Retire” means to terminate employment under circumstances that entitle the Participant to immediate commencement of his pension benefits under any of the qualified defined benefit pension plans sponsored by the Employers or, for Participants who are not members of such a plan, to terminate employment after reaching age 60 with at least 15 years of service.

(j)	“Rule 16b-3” means Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (or any successor rule to the same effect), as in effect from time to time.

3.	Administration

This Plan shall be administered by the Committee. The Committee shall have complete authority to interpret all provisions of this Plan consistent with law, to prescribe the form of any instrument evidencing any Award granted under this Plan, to adopt, amend and rescind general and special rules and regulations for its administration, and to make all other determinations necessary or advisable for the administration of this Plan. A majority of the Committee shall constitute a quorum, and the act of a majority of members of the Committee present at any meeting at which a quorum is present, unless a greater number is required by law, the Company’s Certificate of Incorporation or its Bylaws, or acts unanimously approved in writing, shall be the act of the Committee. All acts and decisions of the Committee with respect to any questions arising in connection with the administration and interpretation of this Plan or of any documents evidencing Awards under this Plan, including the severability of any or all of the provisions hereof or thereof, shall be conclusive, final and binding upon the Employers and all present and former Participants, all other employees of the Employers, and their respective descendants, successors and assigns. No member of the Committee shall be liable for any such act or decision made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

4.	Eligibility

Each Participant may be eligible to participate in this Plan and receive Awards in accordance with Section 5.

5.	Awards

The Committee may, from time to time and upon such conditions as it may determine in its sole and absolute discretion, authorize the payment of Awards to Participants, which shall be consistent with, and shall be subject to all of the requirements of, the following provisions:

(a)	At any time during or after an Award Year, but no later than March 15th following such Award Year, the Committee shall determine whether any Awards will be granted hereunder to any Participant with respect to such Award Year and the amount thereof. When making such determination, the Committee shall take into account such factors as (i) individual performance and contributions towards various goals of the Employers, (ii) extraordinary results and (iii) any extraordinary events. The Committee shall have the power to specify the allocation between the cash portion of the Award and the equity portion of the Award (if any). Notwithstanding the foregoing, no Award shall be payable under this Plan to any Participant except as determined by the Committee.

(b)	Each Award shall be fully paid prior to March 15th of the year following the applicable Award Year. The Committee may determine whether an Award shall be paid fully in Award Shares or partly in cash and partly in Award Shares. If an Award is to be paid fully in Award Shares, the number of Award Shares shall be determined by the Committee in its sole discretion. If the Award is to be paid partly in cash and partly in Award Shares, the number of Award Shares to be issued or transferred to a Participant shall be based upon the number of shares of Class A Common Stock that can be purchased with the equity portion of the Award at the Average Award Share Price, with any fractional Award Shares resulting from such calculation payable in cash. The Company shall pay any and all brokerage fees and commissions incurred in connection with the purchase by the Company of shares which are to be issued or transferred as Award Shares and the transfer thereto to Participants. Awards shall be paid subject to all withholdings and deductions pursuant to Section 6. Notwithstanding any other provision of this Plan, the maximum cash-denominated Award granted to a Participant in a single calendar year under this Plan (prior to the division of the Award between cash and Award Shares) shall not exceed $1,000,000.

(c)

Except as otherwise set forth in this Section, Award Shares shall not be sold, assigned, transferred, exchanged, pledged, hypothecated or encumbered (collectively, a “Transfer”) by a Participant or any other person, voluntarily or involuntarily, other than a Transfer of Award Shares (i) by will or the laws of descent and distribution, (ii) pursuant to a domestic relations order that would meet the definition of a qualified domestic relations order under Section 206(d)(3)(B) of the Employee Retirement Income Security Act of 1974, as amended, if such provisions applied to the Plan, or a similar binding judicial order, or (iii) directly or indirectly to a trust or partnership for the benefit of a Participant or his spouse, children or grandchildren (provided that Award Shares transferred to such trust or partnership shall continue to be Award Shares subject to the terms of this Plan). The Company shall not honor, and shall instruct the Company’s transfer agent not to honor, any attempted Transfer and any attempted Transfer shall be invalid, other than Transfers described in clauses (i) through (iii) above. In no event will any Award Shares granted under this Plan be transferred for value.

(d)	Award Shares granted to a Participant shall entitle such Participant to voting, dividend and other ownership rights. Each Award shall provide that a Transfer of the Award Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee at the date of payment for a period of ten years from the last day of the Award Year, or such other shorter or longer period as may be determined by the Committee (in its sole and absolute discretion) from time to time. Notwithstanding the foregoing, such restrictions shall automatically lapse on the earliest of (i) the date the Participant dies or becomes permanently disabled, (ii) five years (or earlier with the approval of the Committee) after the Participant Retires, or (iii) a release of restrictions as determined by the Committee in its sole and absolute discretion (including, without limitation, a release caused by a termination of this Plan).

(e)	The Company shall cause an appropriate legend to be placed on each certificate, or other applicable records with respect to uncertificated shares, for the Award Shares, reflecting the foregoing restrictions.

(f)	Each payment of Award Shares shall be evidenced by an agreement between the Company and the Participant. Each such agreement shall contain such terms and provisions, consistent with this Plan, as the Committee may approve, including, without limitation, prohibitions and restrictions regarding the Transfers of Award Shares. Following the lapse of restrictions in accordance with this Section, the shares shall no longer be “Award Shares” and, at the Participant’s request, the Company shall take all such action as may be necessary to remove such restrictions from the stock certificates, or other applicable records with respect to any uncertificated shares, representing the Award Shares, such that the resulting shares shall be fully-paid, non-assessable and unrestricted by the terms of this Plan.

6.	Withholding Taxes

(a)

To the extent that an Employer is required to withhold federal, employment, state or local taxes or other amounts in connection with any Award paid to a Participant under this Plan, and the amounts available to the Employer for such withholding are insufficient, it shall be a condition to the receipt of such Award that the Participant make arrangements satisfactory to the Company for the payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such Award. If a Participant’s benefit is to be received in the form of shares of Class A Common Stock, and such Participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold shares of Class A Common Stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares of Class A Common Stock required to be delivered to the Participant, shares of Class A Common Stock having a value equal to the amount required to be withheld or by delivering to the Company other shares of Class A Common Stock held by such Participant. The shares of Class A Common Stock used for tax or other withholding will be valued at an amount equal to the fair market value of such shares of Class A Common Stock on the date the benefit is to be included in Participant’s income. In no event will the fair market value of the shares of Class A Common Stock to be withheld and delivered pursuant to this Section 6(a) to satisfy applicable withholding taxes or other amounts in connection with the benefit exceed the maximum amount that could be required to be withheld. The Company and a Participant may also make similar arrangements with respect to the payment of any other taxes derived from or related to the Award with respect to which withholding is not required.

(b)	If, prior to the payment of any Award, it is determined by an Employer, in its sole and absolute discretion, that any amount of money is owed by the Participant to the Employer, the Award otherwise payable to the Participant (to the extent permitted under Section 409A of the Code) may be reduced in satisfaction of the Participant’s debt to such Employer. Such amount(s) owed by the Participant to the Employer may include, but is not limited to, the unused balance of any cash advances previously obtained by the Participant, or any outstanding credit card debt incurred by the Participant.

7.	Amendment, Termination and Adjustments

(a)	The Committee, subject to the approval of the Board of Directors of the Company, may alter or amend this Plan from time to time or terminate it in its entirety; provided, however, that no such action shall, without the consent of a Participant, adversely affect the rights in any Award Shares that were previously issued or transferred to a Participant under this Plan. In any event, no Award Shares will be issued or transferred under this Plan on or after the tenth anniversary of the Effective Date. Unless otherwise specified by the Committee, all Award Shares that were issued or transferred prior to the termination of this Plan shall continue to be subject to the terms of this Plan following such termination; provided that the transfer restrictions on such Award Shares shall lapse in accordance with Section 5.

(b)	The Committee shall make or provide for such adjustment (A) in the total number of Award Shares that may be issued or transferred under this Plan as specified in Section 8, (B) in outstanding Award Shares, (C) in the definition of Average Award Share Price, and (D) in other Award terms, as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to reflect (i) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company, (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, or issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing (collectively, the “Extraordinary Events”). Moreover, in the event of any such Extraordinary Event, the Committee may provide in substitution for any or all outstanding Awards or Award Shares under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all Awards or Award Shares so replaced in a manner that complies with or is exempt from Section 409A of the Code and applicable Treasury Regulations issued thereunder. Any securities that are distributed in respect of Award Shares in connection with any of the Extraordinary Events shall be deemed to be Award Shares and shall be subject to the transfer restrictions set forth herein to the same extent and for the same period as if such securities were the original Award Shares with respect to which they were issued, unless such restrictions are waived or otherwise altered by the Committee.

(c)	Notwithstanding the provisions of Subsection (a), without further approval by the stockholders of the Company, no amendment to this Plan shall (i) materially increase the maximum number of Award Shares to be issued or transferred under this Plan specified in Section 8 (except that adjustments expressly authorized by Subsection (b) shall not be limited by this clause (i)), (ii) cause Rule 16b-3 to become inapplicable to any Award, or (iii) make any other change for which stockholder approval would be required under applicable law or stock exchange requirements.

8.	Award Shares Subject to Plan

Subject to adjustment as provided in this Plan, the total number of shares of Class A Common Stock that are available for future issuance as Award Shares under this Plan as of the effective date of this Plan shall be 100,000.

Notwithstanding anything to the contrary contained in this Plan, shares of Class A Common Stock withheld by the Company, tendered or otherwise used to satisfy a tax withholding obligation will count against the aggregate number of shares of Class A Common Stock available under this Section 8.

9.	Approval by Stockholders

Prior to the Spin-Off Date, this Plan was approved by the Board of Directors and sole stockholder of the Company on September 18, 2017.

10.	General Provisions

(a)	No Right of Employment. Neither the adoption or operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any employee any right to continue in the employ of the Employers, or shall in any way affect the right and power of the Employers to terminate the employment of any employee at any time with or without assigning a reason therefor to the same extent as the Employers might have done if this Plan had not been adopted.

(b)	Governing Law. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

(c)	Miscellaneous. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa.

(d)	Limitation on Rights of Employees. No Trust. No trust has been created by the Employers for the payment of Awards under this Plan; nor have the employees been granted any lien on any assets of the Employers to secure payment of such benefits. This Plan represents only an unfunded, unsecured promise to pay by the Company and a Participant hereunder is a mere unsecured creditor of the Company.

(e)	Non-transferability of Awards. Awards shall not be transferable by a Participant. Award Shares paid pursuant to an Award shall be transferable, subject to the restrictions described in Section 5.

(f)	Section 409A of the Internal Revenue Code. This Plan is intended to be exempt from the requirements of Section 409A of the Code, and applicable Treasury Regulations issued thereunder, and shall be administered in a manner that is consistent with such intent. Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.